Exhibit 8(c)(i)

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated January 2, 2002, by and among MONY Life Insurance Company of America, INVESCO Variable Insurance Funds, Inc. INVESCO Funds Group, Inc., and INVESCO Distributors, Inc., is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Name of Separate Account	Contracts Funded by Separate Account
MONY Variable Account L (established 11/28/90)

•      Flexible Premium Variable Universal Life (MONY Variable Universal Life)

•      Corporate Sponsored Variable Universal Life Policy

•      Last Survivor Flexible Premium Variable Universal Life (MONY Survivorship Variable Universal Life)

MONY Variable Account A (established 11/28/90)	• Flexible Payment Variable Annuity (MONY Variable Annuity) • Flexible Payment Variable Annuity (SmartMONY Variable Annuity)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective: September 1, 2003

MONY LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

INVESCO VARIABLE INSURANCE FUNDS, INC.

By:

Name:

Title:

1

INVESCO FUNDS GROUP, INC.

By:

Name:

Title:

INVESCO DISTRIBUTORS, INC.

By:

Name:

Title:

2